Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Banyan Pediatric Care Centers, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Banyan Pediatric Care Centers, Inc. (the Company) at December 31, 2020 and 2019, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2020 and the period from January 15, 2019 (“Inception”) to December 31, 2019, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from Inception to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2020.

Boca Raton, FL

June 2, 2021

BANYAN PEDIATRIC CARE CENTERS, INC.

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2020 AND 2019

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$345,982	$4,044,700
Accounts receivable, net	97,073	-
Prepaid expenses and other current assets	207,592	95,864
Total current assets	650,647	4,140,564

Lease - right of use asset	3,977,988	-
Goodwill	3,431,148	-
Leasehold improvements, net	2,614,391	73,026
Property and equipment, net	128,475	28,529

Total assets	$10,802,649	$4,242,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, net of discounts, current	$2,385,010	$-
Accrued interest, including related party	48,601	-
Accounts payable and accrued expenses	148,180	31,284
Loan payable – other	63,907	-
Lease liability – current portion	189,397	-
Deferred revenue	25,703	-
Total current liabilities	2,860,798	31,284

Lease liability – net of current portion	3,864,321	-
Notes payable, net of discount and current portion	322,490
Total liabilities	7,047,609	31,284

Stockholders’ equity:
Common stock, par value $0.0001; 100,000,000 shares authorized, 49,984,649 and 48,101,316 outstanding at December 31, 2020 and 2019, respectively	4,998	4,810
Additional paid-in capital	7,455,767	6,613,955
Subscription receivable	(30)	(170)
Accumulated deficit	(3,705,695)	(2,407,760)
Total stockholders’ equity	3,755,040	4,210,835

Total liabilities and stockholders’ equity	$10,802,649	$4,242,119

The accompanying notes are an integral part of the consolidated financial statements.

BANYAN PEDIATRIC CARE CENTERS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND

FOR THE PERIOD FROM JANUARY 15, 2019 (INCEPTION) TO DECEMBER 31, 2019

	2020	2019

Program revenue	$1,714,266	$-
Rental income	13,125	-
Other revenue	196,801	1,196
Net Revenue	1,924,192	1,196

Cost of services provided	658,784	-

Gross profit	1,265,408	1,196

Operating expenses
Salaries and payroll expense	1,235,079	-
General and administrative	658,030	2,068,718
Lease expense	346,365	27,239
Professional fees	147,427	234,154
Marketing and advertising	11,103	30,365
Depreciation and amortization expense	65,842	-
Total operating expenses	2,463,846	2,360,476

Loss from operations	(1,198,438)	(2,359,280)

Other income (expense)
Interest expense	(68,967)	(48,480)
Loss on asset disposal	(30,530)	-
Total other income (expense)	(99,497)	(48,480)

Loss from continuing operations before income taxes	(1,297,935)	(2,407,760)

Income taxes	-	-

Net loss	(1,297,935)	(2,407,760)

The accompanying notes are an integral part of the consolidated financial statements.

BANYAN PEDIATRIC CENTERS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020 AND

FOR THE PERIOD FROM JANUARY 15, 2019 (INCEPTION) TO DECEMBER 31, 2019

	Common Stock		Additional			Total
	Number of		paid-in	Accumulated	Subscription	stockholders’
	shares	Amount	Capital	deficit	Receivable	deficit
Balance at January 15, 2019	-	-	-	-	-	-
Issuance of shares via private placement	17,606,316	1,761	5,096,105	-	-	5,097,866
Issuance of stock to founders	31,965,000	3,196	-	-	(170)	3,026
Stock-based compensation for cheap stock granted to founders	-	-	1,506,303	-	-	1,506,303
Shares contributed and retired	(1,500,000)	(150)	150	-	-	-
Stock issued for services	30,000	3	11,397	-	-	11,400
Net loss for period	-	-	-	(2,407,760)	-	(2,407,760)
Balance at December 31, 2019	$48,101,316	$4,810	$6,613,955	$(2,407,760)	$(170)	$4,210,835

Funds received for prior year subscriptions	-	-	-	-	140	140
Issuance of stock warrant expense	-	-	342,000	-	-	342,000
Less cancelled shares (par value)	(116,667)	(12)	12	-	-	-
Stock issued for note conversion	2,000,000	200	499,800	-	-	500,000
Net loss for year ended	-	-	-	(1,297,935)	-	(1,297,935)
Balance at December 31, 2020	$49,984,649	$4,998	$7,455,767	$(3,705,695)	$(30)	$3,755,040

The accompanying notes are an integral part of the consolidated financial statements.

BANYAN PEDIATRIC CENTERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND

FOR THE PERIOD FROM JANUARY 15, 2019 (INCEPTION) TO DECEMBER 31, 2019

	2020	2019

Cash flows from operating activities
Net loss	$(1,297,935)	$(2,407,760)
Adjustments to reconcile net loss to cash used in operating activities:
Non-cash operating lease expense	75,730	-
Depreciation and amortization	62,260	-
Stock based compensation	-	1,517,703

(Increase) decrease in assets
Prepaid expenses	(101,728)	(95,864)
Accounts receivable	(97,073)	-
Increase (decrease) in liabilities
Accounts payable	-	-
Deferred revenue	25,703	-
Accrued expenses	102,118	31,284
Accrued interest	48,601	-
Cash used in operating activities	(1,182,324)	(954,637)

Cash flows from investing activities
Cash used to purchase TKC	(3,500,000)	-
Investment in leasehold improvements	(2,194,808)	(73,026)
Purchase of property and equipment	(93,133)	(28,529)
Cash used in investing activities	(5,787,941)	(101,555)

Cash flows from financing activities
Proceeds from the sale of common stock (including to be issued)	140	5,125,200
Proceeds from notes payable to individuals and companies	3,207,500	-
Proceeds from notes payable other	63,907	-
Legal fees incurred in private placement	-	(27,335)
Proceeds from sale of shares to founders issued at par value	-	3,027
Cash provided by financing activities	3,271,547	5,100,892
Net increase (decrease) in cash	(3,698,718)	4,044,700

Cash, beginning of year	4,044,700	-
Cash, end of year	$345,982	$4,044,700

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Interest Paid	$12,724	$-
Taxes Paid	$-	$-

NON-CASH ITEMS
Recognition of lease liability and right of use asset at inception	$4,111,044	$-
Issuance of stock warrants	342,000	-
Conversion of notes payable and accrued interest for common stock	$500,000	$-

The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1 – ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN

Banyan Pediatric Care Centers, Inc. (“Banyan,” “the Company,” “we,” “our” or “us”) was incorporated in the state of Florida on January 15, 2019 and is based in Sarasota, Florida. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”), and the Company’s fiscal year end is December 31.

Banyan operates three prescribed pediatric extended care (PPEC) centers in southwest Florida. A PPEC is a nurse-staffed pediatric day care center for medically complex children age birth to 21 years. Our staff includes Registered Nurses, Licensed Practical Nurses, Certified Nursing Assistants and Caregivers, who attend to the children’s medical conditions throughout the day in classroom, dining, play, and clinical settings.

Nature of Business

Banyan, headquartered at 5317 Fruitville Rd Suite 6, Sarasota, FL 34232, delivers skilled nursing services to medically fragile, technology dependent children birth through 21 years of age in a multi-disciplinary, developmentally appropriate center-based environment. Banyan is fully licensed and accepts Florida Medicaid.

The corporate website is www.banyanpcc.com.

Liquidity, Capital Resources and Going Concern

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2020, we have a working capital deficit of $2,210,151 and an accumulated deficit of $3,705,695.

On March 23, 2021, we entered into a Plan of Merger with BPCC Acquisition, Inc. (“BPCC”) a wholly-owned subsidiary of Assisted 4 Living, Inc. (“Assisted”). Under the terms of the Plan of Merger, BPCC merged with and into Banyan with Banyan surviving the merger and becoming a wholly-owned subsidiary of Assisted.

As a result of the merger, approximately $3.0 million in cash from Assisted was acquired, and subsequently, $2,000,000 of outstanding debt originally convertible into 20,000,000 shares of Banyan common stock was converted at $0.50 per share into 4,000,000 shares of Assisted common stock, reducing Banyan’s outstanding liabilities (See Note 12). These events have resulted in positive working capital and served to mitigate the conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

COVID-19

In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic based on the rapid increase in global exposure. COVID-19 continues to spread throughout the world. We are closely monitoring developments and are taking steps to mitigate the potential risks related to the COVID-19 pandemic to the Company, our employees, as well as our clients.

To date, COVID-19 has not substantially negatively impacted our revenues or operations. Our evaluations of our practices, procedures, and operations, related to COVID-19, is ongoing. Additional updates to policies, procedures and operations will occur as best practices are adopted and as we deem necessary or advisable, or as further governmental guidance or regulations are implemented.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Financial Statements

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all accounts and activities of the Company. All intercompany transactions have been eliminated in consolidation. As of December 31, 2020, we operate through our wholly-owned subsidiaries; Banyan Pediatric Care Centers – Sarasota, LLC; Banyan Pediatric Care Centers – St. Petersburg, LLC; Banyan Pediatric Care Centers – Pasco, LLC, Banyan Pediatric Care Centers – OPS, LLC and Banyan Pediatric Care Centers, Inc.

Revenue Recognition

We follow ASC 606, “Revenue from Contracts with Customers.” Revenues are recognized when promised goods or services are transferred to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. We derive our revenues from the rendering of services, such as skilled nursing services. The five-step model defined by ASC 606 requires us to: (i) identify our contracts with customers, (ii) identify our performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to our performance obligations in those contracts and (v) recognize revenue when each performance obligation under those contracts is satisfied.

Reimbursement rates to provide skilled nursing services in our PPEC facilities are determined by the Medicaid program. Fees are billed to the Medicaid program and other payors weekly following the Medicaid billing guidelines.

Accounts Receivable

Accounts receivable primarily consists of amounts due from third-party payers (non-governmental), governmental payers and private pay patients and is recorded net of allowances for doubtful accounts and contractual discounts. Our ability to collect outstanding receivables is critical to our results of operations and cash flows. Accordingly, accounts receivable reported in the Company’s condensed consolidated financial statements is recorded at the net amount expected to be received. The Company’s primary collection risks are (i) the risk of overestimation of net revenues at the time of billing that may result in the Company receiving less than the recorded receivable, (ii) the risk of non-payment as a result of commercial insurance companies’ denial of claims, (iii) the risk that patients will fail to remit insurance payments to the Company when the commercial insurance company pays out-of-network claims directly to the patient, (iv) resource and capacity constraints that may prevent the Company from handling the volume of billing and collection issues in a timely manner, (v) the risk that patients do not pay the Company for their self-pay balances (including co-pays, deductibles and any portion of the claim not covered by insurance) and (vi) the risk of non-payment from uninsured patients.

The Company’s accounts receivable from third-party payers are recorded net of estimated contractual adjustments and allowances from third-party payers, which are estimated based on the historical trend of the Company’s facilities’ cash collections and contractual write-offs, accounts receivable aging, established fee schedules, relationships with payers and procedure statistics. While changes in estimated reimbursement from third-party payers remain a possibility, the Company expects that any such changes would be minimal and, therefore, would not have a material effect on the Company’s financial condition or results of operations. The Company’s collection policies and procedures are based on the type of payor, size of claim and estimated collection percentage for each patient account. The Company analyzes accounts receivable at each of the facilities to ensure the proper collection and aged category. The operating systems generate reports that assist in the collection efforts by prioritizing patient accounts. Collection efforts include direct contact with insurance carriers or patients and written correspondence.

Allowance for Doubtful Accounts, Contractual and Other Discounts

Management estimates the allowance for contractual and other discounts based on its historical collection experience and contracted relationship with the payers. The services authorized and provided and related reimbursement are often subject to interpretation and negotiation that could result in payments that differ from the Company’s estimates. The Company’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration the age of accounts, creditworthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. An account may be written-off only after the Company has pursued collection efforts or otherwise determines an account to be uncollectible. Uncollectible balances are written-off against the allowance. Recoveries of previously written-off balances are credited to income when the recoveries are made.

Fair Value of Financial Instruments

The carrying amount of accounts receivable and accounts payable approximate their respective fair values due to the short- term nature. The carrying amount of the line of credit and note payable approximates fair values due to their market interest rates. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

Stock-Based Compensation

We account for Stock-Based Compensation under ASC 718 “Compensation-Stock Compensation,” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

We account for stock-based compensation awards to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.” Under ASC 505-50, we determine the fair value of the warrants or stock-based compensation awards granted on the grant date as either the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and an offset to additional paid-in capital in stockholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

We issue stock to consultants for various services. The costs for these transactions are measured at the fair value on the grant date of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. We recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services over the term of the related services.

During the year ended December 31, 2019, the Company’s Board of Directors (“Board”) approved the issuance of shares to certain key founding individuals (the “Founders”) at par value ($0.0001 per share) (“Cheap Stock”) (See Note 10). In conjunction with the issuance of this Cheap Stock we recorded an expense for stock-based compensation in the amount of $1,506,303. This expense is the difference between the price at which stock was then being offered to investors and par value.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with an original maturity of three months or less. At December 31, 2020 and 2019, the Company had $0 and $3,454,264, respectively, over the federally insured limits. We had no cash equivalents as of December 31, 2020 and 2019.

To mitigate the risk associated with the failure of financial institutions where funds are on deposit, we hold our cash deposits in more than one financial institution and evaluates at least annually the rating of the financial institution in which we hold our deposits.

Leasehold Improvements

Leasehold improvements and assets under capital lease are depreciated over the shorter of their estimated useful lives and the term of the related lease, which may include one or more option renewal periods where failure to exercise such options would result in an economic penalty in such amount that renewal appears, at the inception of the lease, to be reasonably assured. During the term of a lease, if leasehold improvements are placed in service significantly after the inception of the lease, we depreciate these leasehold improvements over the shorter of the useful life of the leasehold assets and a term that includes lease renewal periods deemed to be reasonably assured at the time the leasehold improvements are placed into service. The amortization of these assets is included in depreciation expense on the consolidated financial statements.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Goodwill

Our goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in business combinations (See Note 3). The goodwill generated from business combinations is primarily related to the value placed on the employee workforce and expected synergies. Judgment is involved in determining if an indicator or change in circumstances relating to impairment has occurred. Such changes may include, among others, a significant decline in expected future cash flows, a significant adverse change in the business climate, and unforeseen competition. There was no goodwill impairment for the years presented.

The Company tests goodwill for impairment on an annual basis, and when events or circumstances indicate the fair value of a reporting unit may be below its carrying value.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no impairments of long-lived assets for the years presented.

Advertising and Marketing

We use advertising and marketing to promote our services. Advertising and marketing costs are expensed as incurred.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. The reclassifications had no effect on the net loss or cash flows of the Company.

Income Taxes

The liability method of accounting for income taxes is used. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets, liabilities, the carry forward of operating losses and tax credits, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

Any future benefit arising from losses have been offset by a valuation allowance. Accordingly, no provision for income taxes is reflected in the condensed consolidated financial statements. We record a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. Interest and penalties related to income tax matters, if any, would be recognized as a component of income tax expense. At December 31, 2019 and 2020, we had no liabilities for uncertain tax positions. We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. Currently, all tax years are open and subject to examination by the taxing authorities.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, “Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” which addresses accounting for issuance of all share-based payments on the same accounting model. Previously, accounting for share-based payments to employees was covered by ASC Topic 718 while accounting for such payments to non-employees was covered by ASC Subtopic 505-50. As it considered recently issued updates to ASC 718, the FASB, as part of its simplification initiatives, decided to replace ASC Subtopic 505-50 with Topic 718 as the guidance for non-employee share-based awards. Under this new guidance, both sets of awards, for employees and non-employees, will essentially follow the same model, with small variations related to determining the term assumption when valuing a non-employee award as well as a different expense attribution model for non-employee awards as opposed to employee awards. The ASU is effective for public business entities beginning in 2019 calendar years and one year later for non-public business entities. The Company has determined that there is not a material impact on their consolidated financial position and results of operations as a result of this standard.

In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842).” The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases.

The new guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period and is applied retrospectively. Early adoption is permitted. We adopted this standard as of February 24, 2020 upon entrance into the operating lease at our Sarasota Florida location.

There are several other new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial position or operating results.

Subsequent Events

In accordance with ASC 855 “Subsequent Events” the Company evaluated subsequent events after the balance sheet date through June 2, 2021, the date these financial statements were available to be issued.

NOTE 3 – ACQUSITIONS AND ASSET PURCHASE AGREEMENTS

Kidz Club-St. Pete, LLC

On May 1, 2020, we completed the acquisition of The Kidz Club-St. Pete, LLC (“TKC”), a licensed PPEC in St Petersburg, Florida. We acquired TKC to build our platform of PPECs in the state of Florida and to expand our networking and branding with key hospital and physician networks integral to the growth of our PPEC expansion plan for Florida.

The total purchase price was $3,5000,000 in cash and a warrant to purchase 900,000 shares of common stock having an exercise price of $0.38 per share. The purchase price included $410,852 of identifiable tangible assets, net of assumed liabilities and $3,431,148 of goodwill.

The following table summarizes, the consideration paid for TKC and the fair value of the assets acquired, and the liabilities assumed at the acquisition date of May 1, 2020.

Assets acquired:
Security Deposits	$10,000
Leasehold Improvements	401,303
Property & Equipment	14,417
Goodwill	3,431,148
Total identifiable assets acquired	3,856,868
Liabilities assumed
Accrued vacation/holiday	(14,868)
Total consideration	$3,842,000

NOTE 4 – PROPERTY AND EQUIPMENT

Our property and equipment as of December 31, is as follows:

	December 31,
	2020	2019	Estimated Life
Computers & equipment	50,401	-	5 years
Motor vehicles	12,084	28,529	5 years
Furnitures	73,594	-	5 years
Less: accumulated depreciation	(7,604)	-
Net	128,475	28,529

Computer equipment

During the year ended December 31, 2020, we purchased computer and office equipment for a cost of $50,401, including $1,929 that was part of the St. Petersburg-Kidz Club Acquisition. This included servers, computers, switches, appliances and phone systems to be depreciated over 60 months.

Motor Vehicles

On August 28, 2019, we purchased a passenger vehicle for use at our St. Petersburg location. The vehicle was recorded at a cost of $28,529 and was to be depreciated over 60 months. The vehicle was placed in service on May 30, 2020.

On May 8, 2020, we purchased a passenger vehicle for use at our St. Petersburg location. The vehicle was recorded at a cost of $27,000 and was to be depreciated over 60 months. The vehicle was placed in service on May 30, 2020.

On August 31, 2020, the two passenger vehicles that were purchased in August 2019 and May 2020 were traded in. The vehicles had a combined book value of $45,529. These vehicles had accumulated depreciation recorded on them in the amount of $2,776. Accumulated depreciation was backed out upon disposal of the vehicles and we recorded a loss of $22,753 on the disposal in the consolidated statement of operations for the year ended December 31, 2020.

On June 3, 2020, we purchased two passenger busses for use at our St. Petersburg location. The vehicles were recorded at a cost of $24,167 to be depreciated over 60 months. The buses were immediately placed in service.

On November 30, 2020, we disposed of one of the buses purchased on June 3, 2020 by way of trade-in on the lease entered into effective October 20, 2020. This vehicle had accumulated depreciation recorded on it in the amount of $806. Accumulated depreciation was backed out upon disposal of the vehicle and a loss of $7,777 was recorded for the disposal in the consolidated statement of operations for the year ended December 31, 2020.

Furniture

During the year ended December 31, 2020, we purchased office furniture in the amount of $73,594, including $12,488 that was part of the St. Petersburg-Kidz Club Acquisition. The furniture will be depreciated over 60 months commencing when items were placed in service.

Depreciation expense for the year ended December 31, 2020 was $7,604 compared to no depreciation expense for the same periods in the prior year.

NOTE 5 – LEASEHOLD IMPROVMENTS

We had the following leasehold improvements as of December 31,

	December 31,		Amortization
	2019	2020	Period
Leasehold improvements	2,669,047	73,025	15-17 years
Less: amortization	$(54,656)	-

Net	2,614,391	73,025

During the year ended December 31, 2020, we recorded $2,669,047 of leasehold improvements. These amounts include costs related to the build out of the Sarasota location in the amount of $1,245,950. These costs will be amortized over the expected term of the lease including extensions that management expects to be 15 years. We also recorded costs in the amount of $1,021,793 related to the New Port Richey location buildout. The expected amortization of the improvements for the New Port Richey location is 17 years. Also recorded were $401,303 of improvements as part of the St. Petersburg-Kidz Club Acquisition. The expected amortization of the improvements for the St. Petersburg location is 15 years. Amortization expense for the year ended December 31, 2020 and 2019 was $54,656 and $0, respectively.

NOTE 6 –ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Our accrued liabilities at December 31, consisted of the following

	2020	2019
Accounts payable	$16,298	$29,717
Credit card	1,050	1,567
Accrued expenses	43,988	-
Accrued salary	86,844	-
	$148,180	$31,284

NOTE 7 – OPERATING AND FINANCE LEASES

On August 24, 2019, through Banyan Pediatric Care Centers-Sarasota, LLC, we entered into an operating lease with Northeast Plaza Venture I, LLC (the” Landlord”) for the premises located in the Northeast Plaza Shopping Center located on the Northeast corner of 17th Street & Lockwood Ridge Road, in the County of Sarasota, Florida. The initial term of the lease is five years with minimum annual rent of $180,000. The lease commencement date was February 24, 2020. The lease end date, including two successive 5-year renewal options, is January 31, 2035. A right of use asset and lease liability in the amount of $1,899,869 was recognized. This lease is treated as an operating lease for accounting purposes. A right of use asset and lease liability in the amount of $875,539 was recognized in association with this lease.

Effective May 2, 2020, we entered into an assignment and assumption of lease agreement with The Kidz Club – St. Pete, LLC whereby we assumed approximately 12,137 square feet of space at the southeast corner of 3rd Avenue S. and 9th Street N., Webb’s Plaza, St. Petersburg, FL 33701. The minimum annual rent for the first year of the lease was $113,681. The current lease termination date, with extensions expected to be exercised, is October 31, 2024. Upon the exercise of each extension the base rent shall increase by 1.5%. This assignment of lease was subject to the terms of Asset Purchase Agreement with The Kidz Club-St. Pete, LLC.

Effective April 1, 2020, through Banyan Pediatric Care Centers – Pasco, LLC, we entered into an 84-month facility lease with Grand Trinity Plaza, LLC for the premises located in the shopping center known as the Grand Trinity Plaza located in New Port Richey, Florida. The initial term of the lease had a minimum annual base rent of $94,500. The landlord granted rent abatement until September 2020. The lease end date, including two successive 5-year renewals is August 31, 2037. A right of use asset and lease liability in the amount of $1,143,743 was recognized in association with this lease. This lease is treated as an operating lease for accounting purposes.

On June 9, 2020, we entered into a 36-month copier lease with Dex Imaging. The lease was for one copier and a printer. The minimum annual lease payment is $5,376 with annual increases not to exceed 12% annually. This lease will auto renew in 12-month increments. The equipment under this lease has a fixed $1 payment buyout option. This equipment was purchased for the St. Petersburg location. A right of use asset and lease liability in the amount of $16,066 was recognized in association with this lease. This lease is treated as finance lease for accounting purposes.

On August 25, 2020, we entered into a 60-month financing agreement with Ascentium Capital LLC for two 2020 Turtletop Terra Transit passenger buses for the St. Petersburg location. This lease is considered an operating lease for accounting purposes because the lease period is less than the economic life of the asset being leased. Minimum annual rent payments under this lease are $24,859. At our discretion, we may exercise a purchase option, by giving written notice no later than 30 days but not more than 120 days before the expiration of the initial term. The purchase option price is $23,920 for each bus, based on reasonably predicted fair market value. A right of use asset and lease liability in the amount of $102,393 was recognized in association with this lease. This lease is treated as finance lease for accounting purposes.

On October 20, 2020, we entered into a 60-month financing agreement with Ascentium Capital LLC for a 2020 Eldorado National Advance 220 p/t 14 passenger bus for the St. Petersburg location. This lease is considered an operating lease for accounting purposes because the lease period is less than the economic life of the asset being leased. Minimum annual rent payments under this lease are $13,381. At our discretion, we may exercise a purchase option, by giving written notice no later than 180 days but not more than 360 days before the expiration of the initial term. The purchase option price is $12,891 based on reasonably predicted fair market value. A right of use asset and lease liability in the amount of $55,345 was recognized in association with this lease. This lease is treated as a finance lease for accounting purposes.

In accordance with ASC 842, the Company recorded the operating lease right of use asset and lease liability as follows:

	December 31, 2020	December 31, 2019
Right of Use (ROU) asset	$3,977,988	$-

	December 31, 2020	December 31, 2019
Lease liability:
Current	$189,397	$-
Non-Current	3,864,321	-
Total	$4,053,718	$-

Maturity of Lease Liability for fiscal year ended December 31,

2021	$189,397
2022	213,747
2023	232,829
2024	251,264
2025	267,134
After 2025	2,899,347
Total lease liability	$4,053,718

Information associated with the measurement of our remaining lease obligations as of December 31, 2020 is as follows:

The leases ranged from a term of 2.48 years to 16.68 years with a weighted average lease term of 13.35 years.

The weighted average discount rate is 6.07%.

The lease expense for the year ended December 31, 2020 and 2019 was $312,443 and $27,239, respectively.

NOTE 8 – NOTES PAYABLE

Our notes payable at December 31, consisted of the following:

	December 31,
	2020	2019
Excel Family Partners, LLLP / Banyan Pediatric Investment, Inc. (Sep 2020)	2,000,000	-
NuView Trust Co. (Nov 2020)	300,000	-
Grand Trinity Plaza, LLC (Dec 2020)	407,500	-
Total notes payable and convertible notes	2,707,500	-
Total notes payable and convertible note, current portion	2,385,010	-
Total notes payable and convertible notes, net current	322,490	-

Chairman of the Board Funding

On June 1, 2020, we entered into an unsecured note having a principal balance of $250,000 bearing a 5% interest rate with the former Chairman of our Board, Robert Moxley (“Mr. R. Moxley”). The note had a maturity date of July 31, 2020 whereby the entire principal balance was due at that time.

On July 23, 2020, Mr. R. Moxley, deposited $100,000 into the main operating account. This transaction was not memorialized and does not bear interest. This short-term loan was treated as a demand loan.

On August 10, 2020, Mr. R. Moxley, deposited $150,000 into the main operating account. This transaction was not memorialized and does not bear interest. This short-term loan was treated as a demand loan.

On September 19, 2020, our Board authorized the conversion of the collective funding provided by Mr. R. Moxley totaling $500,000 into 2,000,000 restricted common shares ($0.25 per share). Accrued interest on the June 1, 2020 note was not converted and will not be paid as agreed by Mr. R. Moxley.

The Kidz Club St. Pete

On September 27, 2019, we entered into an Asset Purchase Agreement with The Kidz Club-St. Pete, LLC for all of the assets. At closing on May 1, 2020, $300,000 of the purchase price was held back to use as working capital to operate the business for a period of not more than three months after the closing. All principal and interest were paid in full on September 18, 2020 and there was no balance due at December 31, 2020.

Convertible Note and Securities Purchase Agreement

On September 18, 2020, we entered into a Convertible Note and Securities Purchase Agreement with two investors for the aggregate principal in the amount of $2,000,000. The principal was funded by two investors (“Purchasers”), both related parties. Excel Family Partners, LLLP invested $1,500,000 (6,000,000 shares) and Banyan Pediatric Investments, LLC invested $500,000 (2,000,000). Both Purchasers were permitted to convert their respective portions of these notes at a conversion price of $0.10 per share of common stock. The proceeds of this note were used for working capital expenses and for the completion of construction for locations in Sarasota and Pasco Florida. Written consent from our shareholders holding a majority of our issued and outstanding shares of common stock was obtained, not including such shares currently held by the Purchasers or their affiliates, consenting to the note contemplated hereby, in a form and substance acceptable to the Purchasers, in their respective reasonable discretion. At December 31, 2020, this note had accrued interest of $45,589. Effective March 30, 2021, the Purchasers and the board of directors of Assisted agreed to revise the conversion price of the note to $0.50 per share, and the Purchasers exercised their right to convert all outstanding principal.

NuView Funding

On November 6, 2020, we entered into a one-year note in the principal amount of $300,000 with NuView Trust Company. The note has a 12% interest rate with interest only payments until the date of maturity. The proceeds of this note were used for operational expenses and for the payment of the remainder of the buildout of the Pasco County and the Sarasota locations. As of December 31, 2020 there was no accrued interest.

Grand Trinity Note

On December 15, 2020, Banyan Pediatric Care Centers – Pasco, LLC, our wholly-owned subsidiary, entered into a note payable with Grand Trinity Plaza, LLC in the principal amount of $407,500, which we guaranteed. The term of the note is 48 months with an interest rate of 6%. The maturity date of the note is January 1, 2025. The note is in conjunction with the 84-month facility lease for the Pasco County location, pursuant to which the landlord also provided the construction of the buildout and financed $407,500 of the construction costs.

NOTE 9 – RELATED PARTY TRANSACTIONS

On September 18, 2020, we entered into a Convertible Note Securities Purchase Agreement with two investors, both related parties, for the aggregate principal in the amount of $2,000,000. Excel Family Partners, LLLP invested $1,500,000 (6,000,000 shares) and Banyan Pediatric Investments, LLC invested $500,000 (2,000,000). Both investors may convert their respective portion of these notes at a conversion price of $0.10 per share.

During the year ended December 31, 2020, Mr. R. Moxley, the former Chairman of our Board, loaned the Company $500,0000 and subsequently converted this debt into 2,000,000 shares of restricted common stock ($0.25 per share).

As of December 31, 2020, there was accrued payroll of $60,000 and accrued interest on that payroll in the amount of $3,012 for the President and Chief Financial Officer of Banyan. These unpaid amounts were the result of furloughed salaries during 2020. Interest is being accrued on these unpaid balances effective May 15, 2020 at a rate of 8% per annum.

NOTE 10 – EQUITY

Common Stock

As of December 31, 2019, we were authorized to issue 100,000,000 of its common shares having a par value of $0.0001 per share. As of December 31, 2020 and December 31, 2019, there were 49,984,649 and 48,101,316 shares of common stock issued and outstanding, respectively.

Fiscal Year 2019

During the year ended December 31, 2019, the Company issued 17,606,316 restricted common shares for consideration of $5,125,200 (ranging from $0.25 to $0.38) less associated legal fees in the amount of $27,335.

During the year ended December 31, 2019, our Board unanimously consented to issue 31,965,000 shares of restricted common stock to the Founders at par value ($0.0001 per share) for consideration in the amount of $3,197 less $170 that was not received as of December 31, 2019 which was recorded as a subscription receivable on the Company’s consolidated balance sheet. Most of these shares were issued upon formation of the Company, when it was determined that the Company had minimal value. Additionally, there were 11 shareholders that were awarded shares subsequent to the initial grant of shares. Stock-based compensation expense in the amount of $1,506,303 was recorded for these subsequent Founders representing the difference between the price at which stock was then being offered to investors and par value.

During the year ended December 31, 2019, 1,500,000 shares were returned and cancelled, and included in authorized but unissued shares of common stock as part of a reallocation of the shares issued to the Founders.

During the year ended December 31, 2019, 30,000 restricted common shares were issued to a consultant for services rendered. These shares were valued at $11,400 ($0.38 per share) based on the most recent private placement offering.

Fiscal Year 2020

During the year ended December 31, 2020, 116,667 shares of common stock were returned and cancelled, and included in authorized but unissued shares of common stock as part of a reallocation of the allocation of shares issued to the Founders.

During the year ended December 31, 2020, we received $140 against our subscription receivable balance for the 2019 authorization of the issuance of Founders shares. At December 31, 2020, the Company had a subscription receivable of $30 for shares issued but payment was not received.

On September 19, 2020, the Company issued 2,000,000 restricted common shares to a noteholder for the conversion of $500,000 of note principal.

Warrants

In association with the September 27, 2019 Asset Purchase Agreement (See Note 3), the Company issued 900,000 common stock warrants with an exercise price of $0.38 per share recognizing a total expense of $342,000. These warrants were to expire on September 27, 2029, but were exchanged and now expire on May 2, 2030 (See Note 12).

Weighted
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding at January 15, 2019	-	-	-	$-

Granted	900,000	$0.38	10.0 Years	$-
Expired	-	-	-
Exercised	-	-	-

Outstanding at December 31, 2019	900,000	$0.38	9.74 Years	$-

Granted	-	-	-
Expired	-	-	-
Exercised	-	-	-

Outstanding and exercisable December 31, 2020	900,000	$0.38	8.74 Years	$-

NOTE 11 – PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31,

	2020	2019
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	0.00%	0.00%
Temporary differences	0.00%	0.00%
Permanent differences	2.41%	(0.48)%
Change in valuation allowance	(23.41)%	(20.54)%
Totals	0.00%	0.00%

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a full valuation allowance.

	As of	As of
	December 31, 2020	December 31, 2019
Deferred tax assets:
Net operating losses before non-deductible items	$567,799	$217,981
Total deferred tax assets
Less: Valuation allowance	(567,799)	(217,981)

Net deferred tax assets	$-	$-

At December 31, 2020, the Company had a U.S. net operating loss carryforward in the approximate amount of $3.7 million available to offset future taxable income indefinitely, under current tax law. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods. The valuation allowance increased by $349,818 in the year ended December 31, 2020. The net increases were the result of the increasing operating losses.

NOTE 12 – SUBSEQUENT EVENTS

We have evaluated subsequent events from December 31, 2020 through the date these financial statements were available to be issued and determined the following events require disclosure:

On March 23, 2021, we entered into a Plan of Merger with BPCC Acquisition, Inc. (“Merger Sub”) a wholly-owned subsidiary of Assisted. Under the terms of the Plan of Merger, Merger Sub merged with and into Banyan with Banyan as the Surviving Entity and wholly-owned subsidiary of Assisted. The Merger was effective on March 23, 2021.

The Merger has been treated as a recapitalization and reverse acquisition for financial accounting purposes, and Banyan is considered the acquirer for accounting purposes.

In connection with the Merger, Assisted issued 4,165,388 shares of common stock in exchange for 49,984,649 outstanding shares of Banyan’s common stock held by 64 shareholders, based on an exchange ratio of one (1) share of Assisted common stock for every twelve (12) shares of Banyan common stock. Assisted also issued a warrant to purchase 75,000 shares of its common stock (the “Warrant”) in exchange for a warrant to purchase 900,000 shares of Banyan’s common stock. The Warrant is held by one investor and is exercisable for cash only until May 2, 2030 at an exercise price of $0.38 per share. The number of shares of common stock deliverable upon exercise of the Warrant contains provisions for standard anti-dilution adjustments.

On September 18, 2020, we entered into a Convertible Note and Securities Purchase Agreement with two investors for the aggregate principal in the amount of $2,000,000. Subsequent to the Merger, the board of directors of Assisted and the Purchasers agreed to revise the conversion price of the note to $0.50 per share of common stock. Effective March 30, 2021 the Purchasers exercised their right to convert all outstanding principal in exchange for 4,000,000 shares of Assisted’s common stock.

Subsequent to December 31, 2020, Assisted issued 8,230,000 shares of common stock at $0.50 per share for an aggregate consideration of $4,115,000.